Exhibit 10.6

FIFTH AMENDMENT

TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of November, 2018, by and between SILICON VALLEY BANK (“Bank”) and OUTBRAIN INC., a Delaware corporation (“Borrower”) whose address is 39 West 13th Street, 3rd Floor, New York, New York 10011.

Recitals

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 15, 2014, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement by and between Borrower and Bank dated as of November 20, 2014, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement by and between Borrower and Bank dated as of January 27, 2016, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement by and between Borrower and Bank dated as of August 25, 2016, and as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 6, 2016 (as amended, and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1         Section 2.3 (Overadvances). Section 2.3 is amended by deleting the reference to “the Default Rate” therein and inserting in lieu thereof “a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.00%)”.

2.2         Section 2.5 (Fees). The Loan Agreement shall be amended by inserting the following new subsection (e) in Section 2.5 immediately following subsection (d):

“(e) 2018 Commitment Fee. A fully-earned non-refundable commitment fee (the “2018 Commitment Fee”) of One Hundred Two Thousand Five Hundred Dollars ($102,500.00), due and payable as follows:

(i)       Thirty Four Thousand One Hundred Sixty Six and 67/100 Dollars ($34,166.67) on the Fifth Amendment Effective Date;

(ii)       Thirty Four Thousand One Hundred Sixty Six and 67/100 Dollars ($34,166.67) on the earliest to occur of (A) the first anniversary of the Fifth Amendment Effective Date, (B) the occurrence of an Event of Default, or (C) the termination of this Agreement; and

(ii)       Thirty Four Thousand One Hundred Sixty Six and 66/100 Dollars ($34,166.66) on the earliest to occur of (A) the second anniversary of the Fifth Amendment Effective Date, (B) the occurrence of an Event of Default, or (C) the termination of this Agreement.”

2.3       Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 are deleted in their entirety and replaced with the following:

“(a)        timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b)         the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

2.4         Section 3.4 (Procedures for Borrowing). Section 3.4 is deleted in its entirety and replaced with the following:

“3.4       Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its reasonable discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

2.5         Section 6.2(a) (Financial Statements, Reports, Certificates). Subsection (a) of Section 6.2 is amended in its entirety and replaced with the following:

“(a) a Borrowing Base Report (and any schedules related thereto including any other information requested by Bank with respect to Borrower’s Accounts) (i) with each request for an Advance and (ii) within seven (7) Business Days after the end of each month;” Days after the end of each month;”

2.6         Section 6.2(m) (Financial Statements, Reports, Certificates). The following new subsection (m) is inserted in Section 6.2 immediately following subsection (l):

“(m) prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to- date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.7         Section 6.3 (Accounts Receivable). Subsection (c) of Section 6.3 is deleted in its entirety and replaced with the following:

“(c)       Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall promptly deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.8         Section 6.3 (Accounts Receivable). Subsection (e) of Section 6.3 is deleted in its entirety and replaced with the following:

“(e)        Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time upon prior written notice to Borrower, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) in Bank’s good faith business judgment, conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.”

2.9         Section 6.3 (Accounts Receivable). Section 6.3 is hereby amended by inserting the following new subsection (g) thereto:

“(g)        Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may in its commercially reasonable judgment hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(e) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.10       Section 6.6 (Access to Collateral; Books and Records). Section 6.6 is amended in its entirety and replaced with the following:

“6.6 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months (or more frequently as Bank in its reasonable discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than five (5) Business Days in advance, and Borrower cancels or seeks to or reschedules the audit with less than five (5) Business Days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of $2,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

2.11       Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following:

“6.9      Financial Covenants.

(a)          Liquidity Ratio. Maintain at all times, to be certified to Bank as of the last day of each month, a Liquidity Ratio of greater than 1.15 to 1.00. In connection therewith, Borrower shall also comply with the requirement set forth in the definition of Quick Assets.

(b)          EBITDA. Achieve, measured as of the last day of each period set forth below on a trailing six (6) month basis, EBITDA of at least (loss not worse than) the following amounts:

Period	Minimum EBITDA (maximum loss)
September 30, 2018	($1,000,000)
December 31, 2018	$1,500,000
March 31, 2019	$4,000,000
June 30, 2019	$3,500,000
September 30, 2019	$2,500,000
December 31, 2019	$7,500,000
March 31, 2020 and thereafter	To be mutually agreed upon by Bank and Borrower prior to February 28, 2020 which amount will be at least $15,000,000 for each fiscal year and will be based upon projections prepared by Borrower”

2.1         Section 6.14 (Online Banking). Section 6.14 is hereby inserted immediately following Section 6.13:

“6.14 Online Banking.

(a)          Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation, uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)          Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”

2.2         Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended in its entirety and replaced with the following:

“7.3       Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), other than Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.3         Section 8.2(a) (Covenant Default). Subsection (a) of Section 8.2 is amended in its entirety and replaced with the following:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.9, 6.10(b), 6.12, 6.13 or violates any covenant in Section 7; or”

2.4         Section 9.2 (Power of Attorney). Section 9.2 is deleted in its entirety and replaced with the following:

“9.2     Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent obligations for which no claim has been made) have been fully repaid and performed and the Loan Documents have been terminated.”

2.5         Section 13 (Definitions). The preamble in the definition of Eligible Accounts set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, that have been, at the option of Bank, confirmed in accordance with Section 6.3(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment. Bank reserves the right at any time after the Effective Date, upon advance written notice to Borrower, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:”

2.6         Section 13.1 (Definitions). In the definition of “Permitted Investments” the following new subsection (d) is inserted in Section 13.1 immediately following subsection (c) thereof:

“(d) Investments constituting Permitted Acquisitions.”

2.7         Section 13.1 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1, each in the appropriate alphabetical order:

“2018 Commitment Fee” is defined in Section 2.5(e).

“Acquisition” means the purchase or other acquisition (whether by merger, consolidation or otherwise) by Borrower of all or substantially all of the assets, stock or other equity interests of a Person.

“Administrator” is an individual that is named (a) as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and (b) as an Authorized Signer of Borrower in an approval by the Board.

“Board” is Borrower’s board of directors.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.

“EBITDA” means, for any measurement period, the sum of (i) Net Income, plus (ii) Interest Expense, plus (iii) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (iv) to the extent deducted in the calculation of Net Income, federal, state and local income taxes, whether paid, payable or accrued, plus (v) all non-cash expenses reflected in Net Income in an amount not to exceed $2,500,000 in any fiscal year, plus (vi) non-cash stock compensation expense, plus (vii) non- recurring add-backs in an amount not to exceed $2,500,000 in any fiscal year, plus (viii) other add-backs to EBITDA approved by Bank on a case-by-case basis in its sole discretion (including non-recurring deal related costs, such approval not to be unreasonably withheld).

“Fifth Amendment Effective Date” is November 2, 2018.

“Interest Expense” means, for any measurement period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, amortization of debt discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Liquidity Ratio” is, on any date of determination, the ratio of (i) the sum of (a) Quick Assets minus (b) Borrower’s accounts payable minus (c) traffic acquisition cost accruals, to (ii) the aggregate amount of all Obligations.

“Net Income” means, for any measurement period, the net profit (or loss), after provision for taxes, of Borrower for such period taken as a single accounting period.

“Permitted Acquisition” or “Permitted Acquisitions” is any Acquisition by Borrower, provided, that each of the following shall be applicable to each such Acquisition:

(a)          no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)          the assets acquired in such Acquisition are in the same or similar line of business as Borrower is in as of the Effective Date or reasonably related thereto;

(c)          the target in such Acquisition, if such Acquisition is a stock acquisition, shall be an entity organized under the laws of any State in the United States and shall have a principal place in the United States;

(d)          if the Acquisition includes a merger of Borrower, Borrower shall remain a surviving entity after giving effect to such Acquisition;

(e)           Borrower shall provide Bank with written notice of the proposed Acquisition at least ten (10) Business Days prior to the anticipated closing date of the proposed Acquisition, and not less than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and all other material documents relative to the proposed Acquisition (or if such acquisition agreement and other material documents are not in final form, drafts of such acquisition agreement and other material documents; provided, that Borrower shall deliver final forms of such acquisition agreement and other material documents promptly upon completion);

(f)           the total consideration, including cash and the value of any noncash consideration, does not exceed Five Million Dollars ($5,000,000) in the aggregate during any fiscal year for all Acquisitions;

(g)          after giving effect to the consummation of the Acquisition, Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.9 for at least twelve (12) months after the date of such Acquisition;

(h)          the Acquisition shall not constitute an Unfriendly Acquisition; and

(i)           the entity or assets acquired in such Acquisition shall not be subject to any Lien other than (x) the first-priority Liens granted in favor of Bank, if applicable and (y) Permitted Liens.

“Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.

“Unfriendly Acquisition” is any Acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally governing body) of the Person to be acquired.

2.8         Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.

“Borrowing Base” is eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right, after consultation with Borrower, to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Eligible Foreign Accounts” are Accounts which are billed from and/or payable to Borrower in the United States, but which are owing from an Account Debtor which has its principal place of business in Canada, the United Kingdom, Japan, Italy, France, Germany, Australia, Israel or Singapore, and are otherwise Eligible Accounts; provided, in no event shall the aggregate amount of such Eligible Foreign Accounts included in the Borrowing Base constitute more than thirty-five percent (35%) of all Eligible Accounts included in the Borrowing Base.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, the 2016 Commitment Fee, the 2018 Commitment Fee, Bank Expenses, and other amounts Borrower owes Bank now or later, under this Agreement or the other Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Quick Assets” is, on any date of determination, the sum of Borrower’s (i) unrestricted and unencumbered cash (of which at least Twelve Million Five Hundred Thousand Dollars ($12,500,000) must be in Deposit Accounts in the name of Borrower maintained at Bank), plus (ii) net billed accounts receivable determined according to GAAP.

“Revolving Line Maturity Date” is November 2, 2021.

“Streamline Period” is, on and after the Fifth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained either (i) a Liquidity Ratio of greater than 1.75 to 1.00, for each consecutive day in the immediately preceding calendar month, or (ii) an Uncapped Availability Ratio greater than 1.50 to 1.00, for each consecutive day in the immediately preceding calendar month, in each case as determined by Bank in its reasonable discretion (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold (i) with respect to the Liquidity Ratio, as of the last day of the immediately preceding calendar month or (ii) for the Uncapped Availability Ratio, each consecutive day for one (1) calendar month, as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.

2.9         Section 13.1 (Definitions). The following terms and their definitions set forth in Section 13.1 are deleted in their entirety:

“Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b) Current Liabilities minus the current portion of Deferred Revenue.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year but excluding (i) intercompany payables, (ii) statutory severance required in Israel and (iii) the Obligations under the Mezzanine Loan Agreement.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Transaction Report” is that certain report of transactions and schedule of collections on Bank’s standard form.

2.10       Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.           Limitation of Amendments.

3.1          The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except that the Certificate of Incorporation was amended and restated pursuant to the Amended and Restated Certificate of Incorporation dated February 11, 2015;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of November 20, 2014 between Borrower and Bank, as supplemented by that certain First Supplement to Intellectual Property Security Agreement between Borrower and Bank dated as of January 27, 2016, and as further supplemented by that certain Second Supplement to Intellectual Property Security Agreement between Borrower and Bank dated as of August 9, 2016, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6.            Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment dated as of the date hereof (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of October 6, 2016. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

7.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.            Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.            Effectiveness. As a condition precedent to the effectiveness of this Amendment and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Amendment, each in form and substance acceptable to Bank:

9.1         this Amendment duly executed by each party hereto;

9.2         copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (but only to the extent modified or amended since last delivered to Bank) (i) the governing documents of Borrower as in effect on the date hereof, (ii) the resolutions of Borrower authorizing the execution and delivery of this Amendment, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower;

9.3         a good standing certificate of Borrower, certified by the Secretary of State of the state of incorporation of Borrower, and each jurisdiction in which Borrower is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof;

9.4          certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

9.5          evidence satisfactory to Bank that the insurance policies require for Borrower are in fully force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Bank;

9.6          the Updated Perfection Certificate;

9.7          Borrower’s payment of (i) the portion of the 2018 Commitment Fee due on the Fifth Amendment Effective Date, and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment; and

9.8          such additional documents as Bank may reasonably request to effectuate the terms of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		OUTBRAIN INC.

By:	/s/ Dylan Wong	By:	/s/ Barry Schofield
Name:	Dylan Wong	Name:	Barry Schofield
Title:	Vice President	Title:	VP, Corporate Finance & Treasurer

[Signature page to Fifth Amendment
to Amended and Restated Loan and Security Agreement ]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ______________________
FROM: OUTBRAIN INC.

The undersigned, in his or her capacity as authorized officer of Outbrain Inc. (“Borrower”) and not in her or her individual capacity certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Borrowing Base Reports	Monthly within 7 Business Days and each request for an Advance	Yes No
Projections	FYE within 30 days	Yes No
409A Report	As completed, but at least annually	Yes No
Capitalization Table	As updated, but at least annually	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None).

Financial Covenants	Required	Actual	Complies
Maintain as indicated:
Liquidity Ratio	1.15:1.00	:1.00	Yes No
EBITDA	*	$	Yes No

* See Section 6.9(b)

Streamline Period		Applies
Liquidity Ratio > 1.75:1.00 or Uncapped Availability Ratio > 1.50:1.00	Prime + 0.25%	Yes No
Liquidity Ratio ≤ 1.75:1.00 and Uncapped Availability Ratio ≤ 1.50:1.00	Prime + 0.75%	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OUTBRAIN INC.

By:
Name :
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes      No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.	Liquidity Ratio (Section 6.9(a))

Required:	Maintain at all times, to be certified to Bank as of the last day of each month, a Liquidity Ratio of greater than 1.15 to 1.00. In connection therewith, Borrower shall also comply with the requirement set forth in the definition of Quick Assets.

Actual:

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash	$____

B.	Aggregate value of Borrower’s net billed accounts receivable, determined according to GAAP	$____

C.	Quick Assets (the sum of lines A and B)	$____

D.	Aggregate value of accounts payable of Borrower	$____

E.	Aggregate value of traffic acquisition cost accruals	$____

F.	Line C minus line D minus line E	$____

G.	Aggregate value of all Obligations	$____

H.	Liquidity Ratio (line E divided by line G)	_____

Is line H greater than 1.15:1:00?

_______ No, not in compliance	_________ Yes, in compliance

Is the unrestricted and unencumbered cash of Borrower in Deposit Accounts at Bank equal to or greater than $12,500,000?

_______ No, not in compliance	_________ Yes, in compliance

II.       EBITDA (Section 6.9(b))

Required:	Achieve, measured as of the last day of each period set forth below on a trailing six (6) month basis, EBITDA of at least (loss not worse than) the following amounts:

Period	Minimum EBITDA (maximum loss)
September 30, 2018	($1,000,000)
December 31, 2018	$1,500,000
March 31, 2019	$4,000,000
June 30, 2019	$3,500,000
September 30, 2019	$2,500,000
December 31, 2019	$7,500,000
March 31, 2020 and thereafter	To be mutually agreed upon by Bank and Borrower prior to February 28, 2020 which amount will be at least $15,000,000 for each fiscal year and will be based upon projections prepared by Borrower

Actual:

A.	Net Income of Borrower	$_____

B.	To the extent included in the determination of Net Income.

	1. Interest Expense	$_____

	2. Depreciation expense	$_____

	3. Amortization expense	$_____

	4. To the extent deducted in the calculation of Net Income, federal, state and local income taxes, whether paid, payable or accrued, plus (v) all non-cash expenses reflected in Net Income, including non-cash stock compensation expense	$_____

	5. Non-cash expenses reflected in Net Income in an amount not to exceed $2,500,000 in any fiscal year	$_____

	6. Non-cash stock compensation expense	$_____

	7. Non-recurring add-backs in an amount not to exceed $2,500,000 in any fiscal year	$_____

	8. Other add-backs to EBITDA approved by Bank on a case-by-case basis in its sole discretion (including non-recurring deal related costs, such approval not to be unreasonably withheld)	$_____

	9. The sum of lines 1 through 8	$_____

C. EBITDA (line A plus line B.9)	_____

Is line C at least (loss not worse than) $______________?

_______No, not in compliance	______Yes, in compliance

III.	Streamline Period (Liquidity Ratio or Uncapped Availability Ratio)

Was the Liquidity Ratio set forth in line H above greater than 1.75:1:00 for each consecutive day in the immediately preceding calendar month?

_______ No, not in Streamline Period	______ Yes, in Streamline Period

Uncapped Availability Ratio:

A.	Borrowing Base	$_____

B.	Aggregate value of all Obligations of Borrower to Bank including the amount of all outstanding Letters of Credit, but excluding all Obligations under the Mezzanine Loan Agreement	$_____

C.	Uncapped Availability Ratio (line A divided by line B)	_____

Was the Uncapped Availability Ratio set forth in line C above greater than 1.50:1:00 for each consecutive day in the immediately preceding calendar month?

_______ No, not in Streamline Period	______ Yes, in Streamline Period